Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Hexion Specialty Chemicals, Inc. of our report dated April 22, 2005 relating to the financial statements of the Resins, Inks and Monomers Business of Eastman Chemical Company, which appears in such Registration Statement. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania

April 25, 2005